Exhibit 99.1
Summary of Quarterly Financial Data (1)

                                                                                                                Third Quarter
                                                  1998                                       1997                1998 vs 1997
                              -----------------------------------------         ---------------------------     -------------
                                  Third          Second         First                Fourth         Third             %
                                 Quarter        Quarter        Quarter              Quarter        Quarter          Change
                              -----------    -----------    -----------         ------------    -----------     -------------
SELECTED QUARTERLY AVERAGE
 BALANCES
Amounts in thousands
Total assets...............   $ 1,384,346    $ 1,328,491    $ 1,205,365         $  1,170,145    $ 1,166,724       $  18.7%
Total earning assets.......     1,302,282      1,267,959      1,150,798            1,120,696      1,122,331          16.0
Securities, at amortized
 cost......................       544,897        486,610        463,613              464,629        471,462          15.6
Loans (2)..................       696,343        664,351        643,520              633,432        620,491          12.2
Interest-bearing deposits..       990,393        997,312        984,133              964,270        966,861           2.4
Short-term borrowings......        24,732         18,469         16,162               16,732         18,815          31.4
Long-term borrowings.......        56,086         22,809         21,156               10,500          8,370         570.1
Total interest-bearing
 liabilities...............     1,071,211      1,038,590      1,021,451              991,502        994,046           7.8
Noninterest-bearing
 deposits..................        27,651         30,545         26,999               27,100         27,113           2.0
Total deposits.............     1,018,044      1,027,857      1,011,132              991,370        993,974           2.4
Stockholders' equity.......       258,769        235,840        133,262              129,250        125,636         106.0
Common shares outstanding (3)
     Basic.................        28,687         28,792              -                    -              -             -
     Diluted...............        28,687         28,792              -                    -              -             -

ASSET QUALITY DATA
Non-performing loans.......   $     3,759    $     3,885    $     2,965         $      3,047    $     1,925          95.3%
Other non-performing assets            21             21            299                  223            268         (92.2)
                              -----------    -----------    -----------         ------------    -----------
Total non-performing assets         3,780          3,906          3,264                3,270          2,193          72.4
Allowance for credit losses         7,559          7,350          7,088                6,921          6,353          19.0
Net loan charge-offs.......           277             84             90                  (50)           418         (33.7)%
Total non-performing assets
 as percentage of total
 assets....................          0.26%          0.29%          0.25%                0.28%          0.19%            -
Total non-performing loans
 to total loans............          0.53           0.57           0.46                 0.47           0.31             -
Net charge-offs to average
 loans.....................          0.04           0.01           0.01                (0.01)          0.07             -
Allowance for credit
 losses to total loans.....          1.06           1.07           1.10                 1.08           1.01             -
Allowance for credit losses
 to non-performing loans...        201.10         189.19         239.06               227.14         330.03             -

                                Average for Nine Months        Average                                          Period-end
                              --------------------------    1997 vs 1998            As of September 30,         1998 vs 1997
                                  1998           1997         % Change              1998           1997           %
                              -----------    -----------    -----------         ------------    -----------    -------------
 SELECTED FINANCIAL DATA
Total assets...............   $ 1,306,723    $ 1,134,791           15.2%           1,430,884    $ 1,176,451        21.6%
Total earning assets.......     1,240,905      1,096,944           13.1            1,348,889      1,129,099        19.5
Securities, at amortized
 cost......................       498,672        461,810            8.0              564,569        500,108        12.9
Loans (2)..................       668,265        612,373            9.1              713,215        628,840        13.4
Interest-bearing deposits..       991,479        941,050            5.4              991,363        973,281         1.9
Short-term borrowings......        19,819         21,705           (8.7)              10,532         18,740       (43.8)
Long-term borrowings.......        33,478          6,241          436.3              106,198         10,000       962.0
Total interest-bearing
 liabilities...............     1,044,776        968,996            7.8            1,108,093      1,002,021        10.6
Noninterest-bearing
 deposits..................        27,529         26,074            5.6               28,759         27,325         5.2
Total deposits.............     1,019,008        967,124            4.3            1,020,122      1,000,606         2.0
Stockholders' equity.......       209,750        120,763           73.7              260,782        126,720       105.8
Fair value adjustment
 included in
  stockholders' equity.....         3,250         (1,169)         378.0%               4,930          1,395       253.4%
Common shares outstanding(3)
     Basic.................        28,734              -              -               28,701              -           -
     Diluted...............        28,734              -              -               28,701              -           -
Equity to assets...........         16.05%         10.64%             -                18.23%         10.77%          -
Risk-weighted capital
 ratios:
     Tier 1 capital........             -              -              -                32.76          20.69           -
     Total capital.........             -              -              -                33.73          21.74           -
     Leverage capital......             -              -              -                18.53          10.75           -

Summary of Quarterly Financial Data (1)

                                           1998                             1997                Nine  Months  Ended September 10,
                              ------------------------------------    ----------------------    --------------------------------
                                 Third        Second        First        Fourth       Third                                 %
                                Quarter      Quarter       Quarter      Quarter      Quarter       1998        1997      Change
                              ---------    ---------    ----------    ---------      -------    --------    --------    --------
INCOME STATEMENT
Amounts in thousands
Interest income............   $  23,627   $   22,942   $    21,264   $   21,053   $   20,944    $ 67,833    $ 61,310     10.6%
Interest expense...........      12,216       11,695        11,529       11,643       11,582      35,440      33,335      6.3
                              ---------    ---------    ----------    ---------    ---------    --------    --------
Net interest income........      11,411       11,247         9,735        9,410        9,362      32,393      27,975     15.8
Provision for credit losses         486          346           257          518          605       1,089         975     11.7
                              ---------    ---------    ----------    ---------    ---------    --------    --------
Net interest income after
 provision.................      10,925       10,901         9,478        8,892        8,757      31,304      27,000     15.9

Net securities gains.......           -          100             -           35          674         100         875        -
Other noninterest income...       2,350        2,168         1,771        1,805        1,233       6,289       4,081     54.1
                              ---------    ---------    ----------    ---------    ---------    --------    --------
Total noninterest income...       2,350        2,268         1,771        1,840        1,907       6,389       4,956     28.9
                              ---------    ---------    ----------    ---------    ---------    --------    --------
Salaries and employee
 benefits..................       4,115        3,872         3,783        3,384        3,356      11,770       9,735     20.9
Other noninterest expense..       3,517        9,865         2,970        3,378        3,323      16,352       8,681     88.4
                              ---------    ---------    ----------    ---------    ---------    --------    --------
Total noninterest expense..       7,632       13,737         6,753        6,762        6,679      28,122      18,416     52.7
                              ---------    ---------    ----------    ---------    ---------    --------    --------

Income before income taxes.       5,643         (568)        4,496        3,970        3,985       9,571      13,540    (29.3)
Income taxes...............       1,918         (214)        1,550        1,354        1,334       3,254       4,905    (33.7)
                              ---------    ---------    ----------    ---------    ---------    --------    --------
Net income.................   $   3,725   $     (354)  $     2,946   $    2,616   $    2,651    $  6,317    $  8,635    (26.8)
                              ---------    ---------    ----------    ---------    ---------    --------    --------

Net income (4).............   $   3,725   $    3,630   $     2,946   $    2,616   $    2,651    $ 10,301   $   8,635     19.3%
                              ---------    ---------    ----------    ---------    ---------    --------    --------
PER SHARE DATA
Net income
     Basic (3).............        0.13        (0.01)                                               0.22
     Basic (3)(4)..........        0.13         0.13             -            -            -        0.36           -        -
     Diluted (3)...........        0.13        (0.01)                                               0.22
     Diluted (3)(4)........        0.13         0.13             -            -            -        0.36           -        -
Cash dividends.............        0.03            -             -            -            -        0.03           -        -
Book Value.................        8.76         8.60             -            -            -        8.76           -        -
Market price (NASDAQ:
 NBCP):
     High..................       14.75        17.06             -            -            -       17.06           -        -
     Low...................        8.75        14.38             -            -            -        8.75           -        -
     Close.................        9.81        14.75             -            -            -        9.81           -        -

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets...        1.08%       (0.11)%        0.98%        0.89%        0.91%       0.64%       1.01%       -
Return on average assets
 (4).......................           -         1.09             -            -            -        1.05           -        -
Return on average equity...        5.76        (0.60)         8.84         8.10         8.44        4.02        9.53
Return on average equity
 (4).......................           -         6.16             -            -            -        6.55           -        -
Net interest margin........        3.30         3.39          3.23         3.22         3.21        3.31        3.29        -
As a percentage of average
 assets:
     Noninterest income....        0.68         0.68          0.59         0.63         0.65        0.65        0.58        -
     Noninterest expense...        2.21         4.14          2.24         2.31         2.29        2.87        2.16        -
                              ---------    ---------     ---------    ---------    ---------    --------    --------
     Net overhead..........        1.53         3.46          1.65         1.68         1.64        2.22        1.58        -

     Noninterest income....           -         0.68             -            -            -        0.65           -        -
     Noninterest expense
      (4)..................           -         2.10             -            -            -        2.18           -        -
                              ---------    ---------    ----------    ---------    ---------    --------    --------
     Net overhead (4)......           -         1.42             -            -            -        1.53           -        -

Efficiency ratio...........       55.46       102.40         58.69         60.29       63.04       72.70       57.45        -
Efficiency ratio (4).......           -        52.08            -              -           -       55.25           -        -
--------------------

(1) The reorganization of Lockport Savings Bank from a mutual savings bank to a stock form of organization was effective April 17, 1998. All amounts prior to this date are reflective of the consolidated financial results of Lockport Savings Bank and subsidiaries.
(2) Net of deferred loan fees and expenses, loan discounts and loans-in-process.
(3) Includes proforma earnings per share of $.10 per share for the period January 1, 1998 through April 17, 1998. Such calculations of proforma per share data does not include the effect of estimated earnings on the proceeds raised from the stock offering.
(4) Excludes the contribution of $3,984,000, net of applicable income taxes, made by Niagara Bancorp during the second quarter of 1998 to the Lockport Savings Bank Foundation.